                                                                    EXHIBIT 12.1



                       RATIO OF EARNINGS TO FIXED CHARGES
                                ($ IN THOUSANDS)



                                                                                             YEAR ENDED
                                                                  NINE MONTHS               DECEMBER 31,
                                                                     ENDED         -------------------------------
                                                               SEPTEMBER 30, 1997    1996       1995       1994
                                                               ------------------  ---------  ---------  ---------
FIXED CHARGES
    Interest expense.........................................      $   24,467      $  31,462  $  21,213  $  12,715
    Portion of rent expense representative of interest.......             696          1,172        821        531
                                                                      -------      ---------  ---------  ---------
      Total fixed charges....................................          25,163         32,634     22,034     13,246
                                                                      -------      ---------  ---------  ---------
                                                                      -------      ---------  ---------  ---------

EARNINGS
    Income from operations before minority interest and
      taxes..................................................          11,582          9,286      4,682      2,298
    Fixed charges above......................................          25,163         32,634     22,034     13,246
                                                                      -------      ---------  ---------  ---------
      Total earnings.........................................          36,745         41,920     26,716     15,544
                                                                      -------      ---------  ---------  ---------
                                                                      -------      ---------  ---------  ---------
Ratio of earnings to fixed charges...........................           1.45x           1.28x      1.21x      1.17x
                                                                      -------      ---------  ---------  ---------